EXHIBIT 1

Clinton Group Comments On Stillwater Board's Belated Decision To Abide By The Company's Equity
Incentive Plan And To Rescind Improper Payments To The CEO

NEW YORK, April 10, 2013 /PRNewswire/ -- Clinton Group, Inc. ("Clinton"), a stockholder of Stillwater Mining Company (NYSE: SWC) that is seeking to replace the Board of Stillwater with independent professionals, today commented on the Company's decision to rescind stock grants to the Company's Chief Executive Officer, Frank McAllister. On Mr. McAllister's watch, Stillwater stock has declined by 66%.

A stockholder had sued each of the Board members personally claiming they had repeatedly approved grants of restricted stock to Mr. McAllister in violation of the Company's 2004 Equity Incentive Plan. This morning, the Board announced it was rescinding three separate restricted stock grants (from 2009, 2010 and 2012) to Mr. McAllister.

"It is truly astonishing that the Stillwater Board of Directors is unable to oversee the Company in a manner consistent with the Company's own corporate documents, such as its equity plan," said Gregory P. Taxin, Managing Director of Clinton. "Until a stockholder sued the Board members personally, the directors were oblivious to the violation or perfectly content to allow Mr. McAllister to benefit improperly from excessive grants at the expense of investors. This Board needs to be turned out by stockholders and a new Board should be seated."

For more information on Clinton's efforts to replace the Board of Directors at Stillwater, please go to http://www.tapstillwater.com. The Stillwater annual meeting is scheduled to be held on May 2, 2013. Clinton urges its fellow stockholders to use the GREEN proxy card when voting at this year's annual meeting and to vote for the Clinton nominees. If you have any questions or require any assistance in delivering your proxy, please contact Okapi Partners LLC at 437 Madison Avenue, 28th Floor, New York, New York 10022 or (212) 297-0720 or Toll-Free (855) 305-0857.

About Clinton Group, Inc.
Clinton Group, Inc. is a Registered Investment Advisor based in New York City. The firm has been investing in global markets since its inception in 1991 with expertise that spans a wide range of investment styles and asset classes.

CLINTON RELATIONAL OPPORTUNITY MASTER FUND, L.P., CLINTON MAGNOLIA MASTER FUND, LTD., CLINTON SPOTLIGHT MASTER FUND, L.P., CLINTON RETAIL OPPORTUNITY PARTNERSHIP, L.P., CLINTON RELATIONAL OPPORTUNITY, LLC, CLINTON GROUP, INC. AND GEORGE E. HALL (COLLECTIVELY, "CLINTON") AND CHARLES R. ENGLES, SETH E. GARDNER , MICHAEL MCMULLEN , MICHAEL MCNAMARA , PATRICE E. MERRIN , BRIAN SCHWEITZER AND GREGORY P. TAXIN (TOGETHER WITH CLINTON, THE "PARTICIPANTS") HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF STILLWATER MINING COMPANY (THE "COMPANY") FOR USE AT THE COMPANY'S 2013 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BY THE PARTICIPANTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, OKAPI PARTNERS LLC, CLINTON'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297-0720 OR TOLL-FREE AT (855) 305-0857.

4

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY CLINTON WITH THE SEC ON MARCH 26, 2013. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

CONTACT: Connie Laux, +1-212-825-0400

5